RESTRICTED STOCK AGREEMENT
                                  UNDER THE
                   BNCCORP, INC. 1995 STOCK INCENTIVE PLAN

      THIS AGREEMENT is entered into as of June 15, 1998, by and between BNCCORP, INC. ("BNCCORP") and Kevin Pifer ("Award Recipient").

      WHEREAS, BNCCORP maintains the 1995 Stock Incentive Plan (the "Plan"), under which the Compensation Committee of the Board of Directors of BNCCORP (the "Committee") may, among other things, grant shares of BNCCORP common stock, $.01 par value per share (the "Common Stock"), to key employees of BNCCORP or its subsidiaries (collectively, the "Company") as the Committee may determine, subject to terms, conditions, or restrictions as it may deem appropriate;

      NOW, THEREFORE, in consideration of the premises, it is hereby agreed with respect to the shares of Restricted Stock as follows:

                                      1.

                               AWARD OF SHARES

      Under the terms of the Plan, the Committee has awarded to the Award Recipient a restricted stock award for 5,000 shares of Restricted Stock, subject to the terms, conditions, and restrictions set forth in the Plan and in this Agreement.

                                      2.

                              AWARD RESTRICTIONS

      2.1 The shares of Restricted Stock and the right to vote the Restricted Stock and to receive dividends thereon may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered until such time as such shares vest and the restrictions imposed thereon lapse, as provided below.

      2.2 The shares of Restricted Stock will vest and the restrictions imposed thereon will lapse as follows: 60% on the third anniversary date of this Agreement; 20% on the fourth anniversary date of this Agreement; and 20% on the fifth anniversary date of this Agreement, if the Award Recipient remains in the employ of the Company on the applicable anniversary dates. Earlier vesting may occur under Section 2.3 below or under Section 9.12 of the Plan in the event of a change of control of BNCCORP. The period during which the restrictions imposed on shares of Restricted Stock by the Plan and this Agreement are in effect is referred to herein as the "Restricted Period." During the Restricted Period, the Award Recipient shall be entitled to all rights of a shareholder of BNCCORP, including the right to vote the shares and to receive dividends.

      2.3 All restrictions on the Restricted Stock shall immediately lapse and the shares shall vest (a) if the Award Recipient dies while he is employed by the Company, (b) if the Award Recipient becomes disabled within the meaning of
Section 22(e)(3) of the Internal Revenue Code of 1986, as amended ("Disability") while he is employed by the Company, (c) if the Award Recipient retires from employment with the Company on or after attaining the age of 65 or is granted early


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retirement by a vote of the Board of Directors ("Retirement") or (d) pursuant to the provisions of the Plan.

                                      3.

                              STOCK CERTIFICATES

      3.1 The stock certificates evidencing the Restricted Stock shall be retained by BNCCORP until the termination of the Restricted Period. The stock certificates shall contain the legend provided in the Plan restricting the transferability of the shares of Restricted Stock.

      3.2 Upon the lapse of restrictions on shares of Restricted Stock, BNCCORP shall cause a stock certificate without a restrictive legend representing the shares of Restricted Stock to be issued in the name of the Award Recipient or his or her nominee within 30 days after the end of the Restricted Period. Upon receipt of such stock certificate, the Award Recipient is free to hold or dispose of the shares represented by such certificate, subject to applicable securities laws.

                                      4.

                                  DIVIDENDS

      Any dividends paid on shares of Restricted Stock shall be paid to the Award Recipient currently.

                                      5.

                              WITHHOLDING TAXES

      At any time that an Award Recipient is required to pay to the Company an amount required to be withheld under the applicable income tax laws in connection with the lapse of restrictions on shares of Restricted Stock, the participant may, subject to the Committee's approval, satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold shares of Common Stock having a value equal to the amount required to be withheld in accordance with the terms of the Plan currently in effect or as it may be amended.

                                      6.

                            ADDITIONAL CONDITIONS

      Anything in this Agreement to the contrary notwithstanding, if at any time BNCCORP further determines, in its sole discretion, that the listing, registration or qualification (or any updating thereof) of the shares of Common Stock issued or issuable pursuant hereto is necessary on any securities exchange or under any federal or state securities law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the issuance of shares of Common Stock pursuant hereto, or the removal of any restrictions imposed on such shares, such shares of Common Stock shall not be issued, in whole or in part, or the restrictions thereon removed, unless such listings, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to BNCCORP.

                                      7.


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                      NO CONTRACT OF EMPLOYMENT INTENDED

      Nothing in this Agreement shall confer upon the Award Recipient any right to continue in the employment of the Company, or to interfere in any way with the right of the Company to terminate the Award Recipient's employment relationship with the Company at any time

                                      8.

                                BINDING EFFECT

      This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators and successors.

                                      9.

                           INCONSISTENT PROVISIONS

      The shares of Restricted Stock granted hereby are subject to the provisions of the Plan as in effect on the date hereof and as it may be amended. If any provision of this Agreement conflicts with a provision of the Plan, the Plan provision shall control.

      IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed on the day and year first above written.


                                    BNCCORP, INC.



                                    By:   /s/ John A. Hipp
                                          John A Hipp, Chairman,
                                          Compensation Committee




                                    /s/ Kevin Pifer
                                    Kevin Pifer
                                    Award Recipient


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